2ND QUARTER 2018 EARNINGS CALL AUGUST 7, 2018

Safe Harbor This presentation is intended to be disclosure through methods reasonably designed to provide broad, non‐exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward‐looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, including financial guidance for 2018 and earnings growth rate in 2019. These statements include, but are not limited to, the statements in the sections of this presentation entitled “2018 Guidance” and “2018 Outlook” as well as other statements related to the company’s expectations regarding the performance of its business, growth, improvement of operational performance, and the performance of and synergies from the recently acquired Byram Healthcare and Halyard S&IP businesses. Forward‐looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward‐looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10‐K for the year ended December 31, 2017, filed with the SEC including in the sections captioned “Cautionary Note Regarding Forward‐Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10‐Q and current reports on Form 8‐K filed with or furnished to the SEC, for a discussion of certain other known risk factors that could cause the company’s actual results to differ materially from its current estimates. These filings are available at www.owens‐minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward‐looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward‐looking statements, whether as a result of new information, future developments or otherwise. Owens & Minor uses its web site, www.owens‐minor.com, as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under the Investor Relations section. This presentation includes Adjusted EPS, a financial metric which is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). This metric has important limitations and should not be considered in isolation or as a substitute for measures of the Company’s financial performance or liquidity in accordance with GAAP. In addition, this metric, as presented by the Company, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The Company has not reconciled the forward-looking 2018 Adjusted EPS guidance included in this presentation to the most directly comparable GAAP financial measure because this cannot be done without unreasonable effort. Certain elements of the composition of the GAAP amounts are not predictable, making it impracticable for the company to forecast. Such elements include, but are not limited to restructuring and acquisition charges. As a result, no GAAP guidance is provided. For the same reasons, the company is unable to assess the probable significance of the unavailable information, which could have a potentially significant impact on its future GAAP financial results. 2

2018 Outlook Guidance range: Adj. EPS of $1.40-$1.501 Assumptions Modeling . Utilization – similar to 1H18 . Gross margin 13.5-13.8%2 . Commodity prices – 1H18 . Operating Expenses 12.3-12.5%3 increase sustained into 2H18 . Interest expense range $76-$79m . Exchange rates – USD . Cap Ex $65 -$75m weakening vs. most major currencies . Adj. Effective Tax rate ~30% 1. Non-GAAP financial measure – See Non-GAAP discussion in safe harbor slide. 2. Includes approximately $27 million of fair value adjustments related to purchase accounting. 3. Includes approximately $20 million of acquisition-related intangible amortization. 3